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BBN CORPORATION
EXHIBIT 11.1
COMPUTATION OF NET INCOME (LOSS) PER SHARE


(Amounts in thousands except per-share data)

                                              Three Months Ended
                                  -------------------------------------------
                                     March 31, 1997         March 31, 1996
                                  --------------------   --------------------
                                               Fully                  Fully
                                   Primary    Diluted     Primary    Diluted
                                  ---------  ---------   ---------  ---------
Weighted average shares
   outstanding                      21,220     21,220      17,802     17,802
Incremental shares from use of
   treasury stock method for
   stock options                        (a)        (a)         (a)        (a)
                                  ---------  ---------   ---------  ---------
Shares used in per-share
   calculations                     21,220     21,220      17,802     17,802
                                  =========  =========   =========  =========


Loss from continuing operations   $(12,210)  $(12,210)   $(28,678)  $(28,678)
Loss from discontinued operations                            (463)      (463)
                                  ---------  ---------   ---------  ---------
Net loss                          $(12,210)  $(12,210)   $(29,141)  $(29,141)
                                  =========  =========   =========  =========

Net loss per share amounts:
Loss from continuing operations   $   (.58)  $   (.58)   $  (1.61)  $  (1.61)
Loss from discontinued operations                            (.03)      (.03)
                                  ---------  ---------   ---------  ---------
Net loss per share                $   (.58)  $   (.58)   $  (1.64)  $  (1.64)
                                  =========  =========   =========  =========

(a) Incremental shares were not used as their effect would be antidilutive.


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BBN CORPORATION
EXHIBIT 11.1
COMPUTATION OF NET INCOME (LOSS) PER SHARE
(continued)


(Amounts in thousands except per-share data)

                                               Nine Months Ended
                                  -------------------------------------------
                                     March 31, 1997         March 31, 1996
                                  --------------------   --------------------
                                               Fully                  Fully
                                   Primary    Diluted     Primary    Diluted
                                  ---------  ---------   ---------  ---------
Weighted average shares
   outstanding                      20,971     20,971      17,670     17,670
Incremental shares from use of
   treasury stock method for
   stock options                       595        600          (a)        (a)
Incremental shares from assumed
   conversion of convertible
   debentures                                   2,439          (a)        (a)
                                  ---------  ---------   ---------  ---------
Shares used in per-share
   calculations                     21,566     24,010      17,670     17,670
                                  =========  =========   =========  =========


Loss from continuing operations   $(33,146)  $(33,146)   $(38,653)  $(38,653)
Interest effect of assumed
   debt conversion                              3,341
                                  ---------  ---------   ---------  ---------
Adjusted loss from continuing
   operations                      (33,146)   (29,805)    (38,653)   (38,653)
Income (loss) from discontinued
   operations                       20,000     20,000      (7,029)    (7,029)
                                  ---------  ---------   ---------  ---------
Net loss                          $(13,146)  $ (9,805)   $(45,682)  $(45,682)
                                  =========  =========   =========  =========

Net income (loss) per share amounts:
Loss from continuing operations $ (1.54) $ (1.24) $ (2.19) $ (2.19) Income (loss) from discontinued
   operations                          .93        .83        (.40)      (.40)
                                  ---------  ---------   ---------  ---------
Net loss per share                $   (.61)  $   (.41)   $  (2.59)  $  (2.59)
                                  =========  =========   =========  =========

(a) Incremental shares were not used as their effect would be antidilutive.
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